EXHIBIT 99.3
To Form 8-K dated October 29, 2009

Seacoast Banking Corporation of Florida

Third Quarter 2009

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Highlights

•	Margin improvement of 9 basis points to 3.74%.

•	In the third quarter, the Company completed a successful public common stock offering with total gross proceeds of $76 million.

•	In addition, the Company received a firm commitment from a private equity firm to purchase 6 million shares of common stock for aggregate proceeds of $13.5 million to be closed in the fourth quarter this year.

•	Deposit growth (excluding brokered certificates of deposit) in a cyclical weak third quarter.

•	GAAP EPS loss of $1.21 for quarter reflects stressed economic and credit environment.

•	Liquidity remains strong with low cost core funding from deposits and sweep repos.

•	Cost of deposits declined 16 basis points to 1.24%; total interest bearing liabilities down 15 basis points to 1.50%.

•	The impact of asset quality deterioration and weak demand on revenue was offset with better deposit mix and growth in low cost deposits.

•	Focus remains on core deposit growth, risk mitigation and expense management.

•	Expenses well managed; core operating expenses are declining; however credit related expenses continue to impact results.

Capital Ratios
Completed Common Stock Offering with Gross Proceeds of $76.0 million

	3Q-2009	2Q-2009	1Q-2009	4Q-2008
	Estimate	Actual	Actual	Actual
Tier 1 Capital Ratio	14.94%	11.83%	12.72%	12.75%
Total Risk Based Capital Ratio	16.22%	13.41%	14.00%	14.01%
YTD Average Equity to YTD Average Assets	9.18%	9.40%	9.45%	8.87%
Tangible Equity to Tangible Assets	8.24%	6.75%	7.05%	7.12%
Tangible Common Equity to Tangible Assets	6.14%	4.66%	5.09%	5.18%
Tangible Common Equity to Risk Weighted Assets	8.84%	6.29%	7.08%	7.08%

Received $50 million in proceeds and Tier 1 capital from sale of preferred securities to U.S. Treasury on December 22, 2008.

Funding & Liquidity
Stable Funding Profile and Very Strong Liquidity Position

Funding •	Deposits and sweep repo base - Customer deposits and sweep repos of $1.791 billion (1) - Customer deposits and sweep repos compose 92% of total funding (2)
Liquidity
• •	Daily overnight borrowing position maintained at zero since year-end On balance sheet cash liquidity averaged over $100 million for past two quarters

•	Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities approximately $539 million

(1)	Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)	Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Noninterest Expense
Controllable Expenses Well Managed

	($ in thousands)			3Q 2009	3Q 2009
	3Q–2009	2Q–2009	3Q–2008	vs 2Q 2009	vs 3Q 2008
Noninterest Expenses (1)	$20,506	$21,225	$19,986	-3.39%	2.60%
Nonrecurring:
Severance	142	152	—
Legal settlement	—	150	—
Branch closures	—	32	—
Other	21	—	—
Total nonrecurring expenses	$163	$334	—
Adjusted Noninterest Expense	$20,343	$20,891	$19,986	-2.62%	1.79%
FDIC Expense	1,007	2,026	544
Net loss on OREO and other asset dispositions	2,065	1,440	256
Credit Costs (2)	964	886	835

Controllable Expenses	$16,307	$16,539	$18,351	-1.40%	-11.14%

(1) Excludes goodwill impairment
(2) Includes credit and collections

Net Interest Margin
Margin Expanded in 3Q Driven by Deposit Mix and Pricing

(Dollars in thousands)	Q3-08	Q4-08	Q1-09	Q2-09	Q3-09
Net Interest Margin	3.57%	3.32%	3.44%	3.65%	3.74%

•	3Q margin expansion driven primarily by improved deposit pricing and funding mix, with increased core deposits and decreased broker deposits.

•	Focus on deposit and loan pricing benefited margin and offset continuing compression associated with rising NPAs and sluggish loan demand.

•	Based on current assumptions, margin expected to be relatively stable for the remainder of the year with some additional expansion possible.

Service Area

•	Seminole County

•	Orange County

•	Brevard County

•	Indian River County

•	Okeechobee County

•	St. Lucie County

•	Martin County

•	Palm Beach County

•	Broward County

•	Hardee County

•	Highlands County

•	Desoto County

•	Glades County

•	Hendry County